UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2005

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:                          (816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[     ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On April 13, 2005, we entered into a 5-year credit agreement with Citicorp USA., Inc. Subject to the satisfaction of certain conditions precedent, the facility provides for up to $180 million of cash advances and letters of credit for working capital purposes. The facility will become available in amounts and at prevailing market rates to be agreed with Citicorp USA, Inc. prior to usage. Cash advances must be repaid within 364 days until we obtain the necessary regulatory approvals to incur long-term indebtedness under the facility. The facility replaces our existing cash-collateralized letter of credit facility, which expires April 22, 2005.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

        10.1 – $180 Million Credit Agreement dated as of April 13, 2005, among the Company, the lenders, Citicorp USA, Inc., as issuing bank and administrative agent, and Union Bank of California, N.A., as paying agent.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Rick J. Dobson
Rick J. Dobson Senior Vice President and Chief Financial Officer Date: April 18, 2005